                                                                    EXHIBIT 10.9

                               OMNIBUS AGREEMENT
                                    BETWEEN
                               NYBC AND MELVILLE

                               TABLE OF CONTENTS

                                                                        PAGE
ARTICLE I.  DEFINITIONS................................................   2

1.1   "TRANSFUSION PLASMA AGREEMENT"...................................   2
1.2   "FIBRIN SEALANT AGREEMENT".......................................   2
1.3   "CELLULAR AGREEMENT".............................................   2
1.4   "XOMA AGREEMENT".................................................   2
1.5   "ALBUMIN AGREEMENT"..............................................   2
1.6   "EDISON AGREEMENT"...............................................   3
1.7   "ALBERTA AGREEMENT"..............................................   3
1.8   "EFFECTIVE DATE".................................................   3

ARTICLE II   - DIVISION OF RIGHTS AND OBLIGATIONS
               UNDER THE XOMA AGREEMENT................................   3

ARTICLE III  - DIVISION OF RIGHTS AND OBLIGATIONS
               UNDER THE ALBUMIN AGREEMENT.............................   5

ARTICLE IV   - DIVISION OF RIGHTS AND OBLIGATIONS
               UNDER THE EDISON AGREEMENT..............................   6

ARTICLE V    - DIVISION OF RIGHTS AND OBLIGATIONS
               UNDER THE ALBERTA AGREEMENT.............................  10

ARTICLE VI   - GOVERNMENT SUPPORT......................................  11

ARTICLE VII  - PROVISION OF SERVICES...................................  11

ARTICLE VIII - INDEMNIFICATION.........................................  13

ARTICLE IX   - NOTICES.................................................  14

ARTICLE X    - GOVERNING LAW...........................................  15

ARTICLE XI   - ENTIRE AGREEMENT; AMENDMENT.............................  16

ARTICLE XII  - SEVERABILITY............................................  16

ARTICLE XIII - TERMINATION.............................................  17

                               OMNIBUS AGREEMENT
                               -----------------


     AGREEMENT effective as of the EFFECTIVE DATE, by and between the New York Blood Center, Inc. ("NYBC"), having an office at 310 East 67th Street, New York, New York 10021, U.S.A., and Melville Biologics, Inc., a Delaware Corporation, having an office at 155 Duryea Road, Melville, NY 11747 ("MELVILLE").

     WHEREAS, NYBC and MELVILLE are both parties to certain license agreements with third parties relating to intellectual property rights;

     WHEREAS, NYBC and MELVILLE desire to define, as amongst themselves, their rights and obligations under such agreements;

     WHEREAS, NYBC desires to enter into a contract with MELVILLE for certain technical assistance to be provided by MELVILLE to NYBC and to licensees of NYBC;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, NYBC and MELVILLE mutually agree as follows:

ARTICLE I. DEFINITIONS

     As used in this Agreement, the following terms shall be defined as set forth below:

1.1 "TRANSFUSION PLASMA AGREEMENT" shall mean the "Exclusive License Agreement For Virally Inactivated Transfusion Plasma Products" between NYBC and MELVILLE effective October 26, 1995.

1.2 "FIBRIN SEALANT AGREEMENT" shall mean the "Exclusive License Agreement For Virally Inactivated Fibrin Sealant/Thrombin Products" between NYBC and MELVILLE effective October 26, 1995.

1.3 "CELLULAR AGREEMENT" shall mean the "Exclusive License Agreement For Virally Inactivated Cellular Products" between NYBC and MELVILLE effective October 26, 1995.

1.4 "XOMA AGREEMENT" shall mean the "Non-Exclusive License Agreement" between NYBC and Xoma Corporation ("Xoma") dated July 1, 1995.

1.5 "ALBUMIN AGREEMENT" shall mean the "Technology Transfer Agreement" between NYBC and OctaPharma S.A. ("OctaPharma") dated December 15, 1988.

1.6 "EDISON AGREEMENT" shall mean the "License Agreement" between NYBC, MELVILLE and University Hospitals, Inc. ("Edison") effective January 1, 1996.

1.7 "ALBERTA AGREEMENT" shall mean the "License Agreement" between NYBC and The Alberta Research Council ("Alberta") dated August 13, 1993.

1.8  "EFFECTIVE DATE" shall mean "October 26, 1995".

ARTICLE II - DIVISION OF RIGHTS AND OBLIGATIONS
               UNDER THE XOMA AGREEMENT
               --------------------------------


2.1 For so long as the TRANSFUSION PLASMA AGREEMENT is in full force and effect (i.e. has not been terminated by either party), NYBC agrees that it will not grant a sublicense to any third party under the "Patent Rights" licensed to NYBC under the XOMA AGREEMENT for PRODUCTS in the EXCLUSIVE TERRITORY as those terms are defined in the TRANSFUSION PLASMA AGREEMENT.

2.2 MELVILLE shall be responsible for paying royalties to Xoma pursuant to paragraph 3.1 of the XOMA AGREEMENT for MELVILLE's "Net Sales" (other than sales to NYBC) and MELVILLE's "Sublicensee Net Sales" (as those terms are defined in the XOMA AGREEMENT) and shall reimburse NYBC for any such payments made by NYBC to Xoma.

2.3 NYBC shall be responsible for paying royalties to Xoma pursuant to paragraph 3.1 of the XOMA AGREEMENT for NYBC's "Net Sales" (including NYBC's resale of Licensed Products purchased from MELVILLE) and NYBC's "Sublicensee Net Sales" (as those terms are defined in the XOMA AGREEMENT) and shall reimburse MELVILLE for any such payments made by MELVILLE to Xoma.

2.4 NYBC shall be responsible for making the payments to Xoma required by paragraph 3.2 of the XOMA AGREEMENT (which paragraph relates to maintenance of the Xoma Patent Rights) or reimbursing MELVILLE for any payments made by MELVILLE to Xoma under paragraph 3.2 of the XOMA AGREEMENT.

2.5 NYBC will not voluntarily terminate the XOMA AGREEMENT unless it first receives the written consent to such termination from MELVILLE.

2.6 MELVILLE agrees to reimburse NYBC for any payments made by NYBC to Xoma under paragraph 8.4 of the XOMA AGREEMENT as a direct or indirect result of sale of Licensed Products (as defined in the XOMA AGREEMENT) by MELVILLE or sublicensees of MELVILLE, including the sale of Licensed Products by MELVILLE to NYBC.

2.7 NYBC agrees to reimburse MELVILLE for any payments made by MELVILLE to Xoma under paragraph 8.4 of the XOMA AGREEMENT as a direct or indirect result of sale of Licensed Products (as defined in the XOMA AGREEMENT) by NYBC or sublicensees of NYBC, excluding Licensed Products manufactured by MELVILLE.

ARTICLE III - DIVISION OF RIGHTS AND OBLIGATIONS
              UNDER THE ALBUMIN AGREEMENT
              ----------------------------------


3.1 NYBC and MELVILLE confirm the assignment of all rights and obligations of NYBC under the ALBUMIN AGREEMENT to MELVILLE. MELVILLE warrants and represents that beginning February 8, 1995, it will abide by the terms and conditions of the ALBUMIN AGREEMENT.

3.2 MELVILLE confirms that it is solely responsible for and will make all payments due to OctaPharma under the ALBUMIN Agreement, if any, based upon any fractionation activity of MELVILLE occurring after February 8, 1995.

3.3 NYBC confirms that it is solely responsible for and will make all payments due to OctaPharma under the ALBUMIN AGREEMENT, if any, based upon any fractionation activity of NYBC occurring before February 8, 1995.

3.4 NYBC and MELVILLE acknowledge that (1) OctaPharma has alleged that the ALBUMIN AGREEMENT is terminated as a result of a failure by NYBC to pay royalties to OctaPharma and (2) NYBC has denied any breach of the ALBUMIN AGREEMENT and maintains that OctaPharma's attempted termination thereof is invalid. NYBC and MELVILLE agree to provide assistance to each other in opposing any attempt by OctaPharma to improperly terminate the ALBUMIN AGREEMENT or to obtain payments under the ALBUMIN AGREEMENT which OctaPharma is not entitled to. In any dispute between NYBC and/or MELVILLE and OctaPharma, NYBC and MELVILLE will provide assistance to each other and each will provide access to the books, records and personnel of the other in connection with the defense of such dispute.

ARTICLE IV - DIVISION OF RIGHTS AND OBLIGATIONS

             UNDER THE EDISON AGREEMENT
             ----------------------------------


4.1 For so long as the TRANSFUSION PLASMA AGREEMENT is in full force and effect (i.e. has not been terminated by either party), NYBC agrees that it will not grant a sublicense to any third party under the "Patent Rights" licensed to NYBC under the EDISON AGREEMENT for PRODUCTS in the EXCLUSIVE TERRITORY as those terms are defined in the TRANSFUSION PLASMA AGREEMENT.

4.2 For so long as the FIBRIN SEALANT AGREEMENT is in full force and effect (i.e. has not been terminated by either party), NYBC agrees that it will not grant a sublicense to any third party under the "Patent Rights" licensed to NYBC under the EDISON AGREEMENT for PRODUCTS in the TERRITORY as those terms are defined in the FIBRIN SEALANT AGREEMENT.

4.3 For so long as the CELLULAR AGREEMENT is in full force and effect (i.e. has not been terminated by either party), NYBC agrees that it will not grant a sublicense to any third party under the "Patent Rights" licensed to NYBC under the EDISON AGREEMENT for PRODUCTS in the TERRITORY as those terms are defined in the CELLULAR AGREEMENT.

4.4 MELVILLE shall be responsible for paying royalties to Edison pursuant to paragraph 3.1 of the EDISON AGREEMENT for MELVILLE's sales of "Product" (other than sales to NYBC) and for sales of "Product" by MELVILLE's "Sublicensees" (as those terms are defined in the EDISON AGREEMENT) and shall reimburse NYBC for any such payments made by NYBC to Edison.

4.5 NYBC shall be responsible for paying royalties to Edison pursuant to paragraph 3.1 of the EDISON AGREEMENT for NYBC's sales of "Product" (including NYBC's resale of Products purchased from MELVILLE) and for sales of "Product" by NYBC's "Sublicensees" (as those terms are defined in the EDISON AGREEMENT) and shall reimburse MELVILLE for any such payments made by MELVILLE to Edison.

4.6 MELVILLE shall be responsible for making the payments to Edison required by paragraph 3.4 of the EDISON AGREEMENT (which paragraph relates to minimum royalties) or reimbursing NYBC for any payments made by NYBC to Edison under paragraph 3.4 of the EDISON AGREEMENT. Upon the termination of the TRANSFUSION PLASMA AGREEMENT, FIBRIN SEALANT AGREEMENT and CELLULAR AGREEMENT, MELVILLE shall no longer be responsible for making the payments to Edison required by paragraph 3.4 of the EDISON AGREEMENT. Thereafter, NYBC may, at its sole discretion, make such payments or fail to make such payments. Upon the termination of one or two of the TRANSFUSION PLASMA AGREEMENT, FIBRIN SEALANT AGREEMENT, and CELLULAR AGREEMENT, MELVILLE and NYBC shall conduct good faith negotiations regarding responsibility for making the payments to Edison required by paragraph 3.4 of the EDISON AGREEMENT.

4.7 NYBC shall be responsible for making the payments to Edison required by paragraph 3.5 of the EDISON AGREEMENT (which paragraph relates to maintenance of Edison's Patent Rights) or reimbursing MELVILLE for any payments made by MELVILLE to Edison under paragraph 3.5 of the EDISON AGREEMENT.

4.8 Neither NYBC nor MELVILLE will voluntarily terminate the EDISON AGREEMENT without first receiving the written consent to such termination from the other party.

4.9 MELVILLE agrees to reimburse NYBC for any payments made by NYBC to Edison under paragraph 8.1 of the EDISON AGREEMENT as a direct or indirect result of sale of "Products" (as defined in the EDISON AGREEMENT) by MELVILLE or sublicensees of MELVILLE, including the sale of Products by MELVILLE to NYBC.

4.10 NYBC agrees to reimburse MELVILLE for any payments made by MELVILLE to Edison under paragraph 8.1 of the EDISON AGREEMENT as a direct or indirect result of sale of "Products" (as defined in the EDISON AGREEMENT) by NYBC or sublicensees of NYBC, excluding Products manufactured by MELVILLE.

ARTICLE V - DIVISION OF RIGHTS AND OBLIGATIONS
             UNDER THE ALBERTA AGREEMENT
             -----------------------------------


5.1 NYBC and MELVILLE acknowledge that Alberta has alleged that the ALBERTA AGREEMENT is terminated as a result of a breach by NYBC and that NYBC has also accused Alberta of a breach of the ALBERTA AGREEMENT. NYBC and MELVILLE further acknowledge that NYBC has denied any breach of the ALBERTA AGREEMENT and maintains that Alberta's attempted termination thereof is invalid. The parties agree to provide assistance to each other in opposing any attempt by Alberta to improperly terminate the ALBERTA AGREEMENT. Further, NYBC and MELVILLE will seek to amend the ALBERTA AGREEMENT and/or enter into a new Agreement with Synsorb Biotech, Inc. so that NYBC and MELVILLE receive a co-exclusive license under the technology and patent rights covered by the ALBERTA AGREEMENT.

5.2 For so long as the TRANSFUSION PLASMA AGREEMENT is in full force and effect (i.e. has not been terminated by either party), NYBC agrees that it will not grant a sublicense to any third party under the "ARC Background Patents" and "ARC Trade Secrets" licensed to NYBC under the ALBERT AGREEMENT for PRODUCTS in the EXCLUSIVE TERRITORY as those terms are defined in the TRANSFUSION PLASMA AGREEMENT.

ARTICLE VI -  GOVERNMENT SUPPORT
              ------------------

6.1 The licenses granted to MELVILLE by NYBC under the TRANSFUSION PLASMA AGREEMENT, the FIBRIN SEALANT AGREEMENT and the CELLULAR AGREEMENT are all subject to the rights reserved to the U.S. Government under 35 U.S.C. (S) 200 et. seq. and applicable regulations.
         --  ---

ARTICLE VII - PROVISION OF SERVICES
              ---------------------

7.1 As of January 1, 1996, MELVILLE agrees to provide support services to NYBC in connection with the licenses granted (and to be granted) by NYBC to third parties under NYBC's patent rights and know-how relating to solvent/detergent ("S/D") virus inactivation technology ("Support Services"). The personnel at MELVILLE who shall provide the Support Services and a general description of the Support Services to be provided is set forth on Exhibit A.

7.2 NYBC shall pay MELVILLE fees for such Support Services beginning January 1, 1996. The fees for the first year of Support Services and a description of the Reports to be made by MELVILLE to NYBC are set forth on Exhibit B.

7.3 NYBC and MELVILLE shall negotiate the fixed fees for each successive calendar year (and shall also negotiate any change in the Support Services to be provided) at least thirty (30) days prior to the start of each calendar year. Changes to the Support Services and/or fixed fees shall be reflected on revised versions of Exhibits A and B which shall be attached to this Agreement. If NYBC and MELVILLE are unable to agree upon the fee for any successive year or if either party desires to terminate the provision of the Support Services, then the obligations to provide and pay for such services will terminate as of the first day of the successive year.

7.4 If Dr. Bernard Horowitz shall cease to be an employee of MELVILLE or cease to perform Support Services as specified in Exhibit A, then NYBC may elect to terminate or renegotiate MELVILLE's provision of Support Services by giving MELVILLE thirty (30) days written notice. MELVILLE's obligation to provide Support Services and NYBC's obligation to pay for such services shall terminate at the end of the thirty (30) day notice period. MELVILLE shall reimburse NYBC for any payments made by NYBC to MELVILLE for Support Services to be performed after termination.

7.5 If MELVILLE seeks to enter into any License Agreement with a third party whereby intellectual property rights of said third party in the field of viral inactivation are to be licensed to MELVILLE, then MELVILLE shall notify NYBC and, if NYBC desires to obtain rights in such intellectual property, MELVILLE shall work with and assist NYBC to this end. NYBC's utilization of such intellectual property will be consistent with and limited by the exclusive rights given to MELVILLE for certain products under the TRANSFUSION PLASMA AGREEMENT, the FIBRIN SEALANT AGREEMENT and the CELLULAR AGREEMENT, for so long as such agreements are in full force and effect.

ARTICLE VIII - INDEMNIFICATION
               ---------------

8.1 MELVILLE agrees to indemnify, defend and hold harmless NYBC, its directors, officers, employees and agents from and against any and all loss, damage, demands, claims, actions and causes of action, assessments, liabilities, costs and expenses which they may incur because of, or in connection with, or as a consequence of, MELVILLE's acts or omissions with respect to its obligations under the XOMA AGREEMENT, the ALBUMIN

     AGREEMENT, the EDISON AGREEMENT and/or the ALBERTA AGREEMENT, and with respect to its obligations to provide Support Services.

8.2 NYBC agrees to indemnify, defend and hold harmless MELVILLE, its directors, officers, employees and agents from and against any and all loss, damage, demands, claims, actions and causes of action, assessments, liabilities, costs and expenses which they may incur because of, or in connection with, or as a consequence of, NYBC's acts or omissions with respect to its obligations under the XOMA AGREEMENT, the ALBUMIN AGREEMENT, the EDISON AGREEMENT and/or the ALBERTA AGREEMENT, and with respect to the provision of Support Services by MELVILLE.

ARTICLE IX - NOTICES
             -------

9.1 Any notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by Certified Mail, postage prepaid, or sent by facsimile, confirmed forthwith in written dispatch as described herein, addressed to such other party at its respective address as follows:

          If to NYBC:
          ----------

          The New York Blood Center
          310 East 67th Street
          New York, NY  10021-6295, U.S.A.

          Attention: Office of Patents And Licensing
          cc:  General Counsel

          If to MELVILLE:
          --------------

          Melville Biologics, Inc.
          155 Duryea Road
          Melville, NY  11747

          Attention:  President


ARTICLE X -  GOVERNING LAW
             -------------

10.1 This Agreement shall be construed and the rights of the parties governed in accordance with the laws of the State of New York, excluding its law of conflict of laws. Any dispute or issue arising hereunder, including any alleged breach by MELVILLE, shall be heard, determined and resolved by an action commenced in the federal courts in New York City, New York, which the parties hereby agree shall have proper jurisdiction over the issues and the parties. MELVILLE hereby agrees to submit itself to the jurisdiction of the federal courts in New York and waives the right to make any objection based on jurisdiction or venue. The New York courts shall have the right to grant all relief to which each party is or shall be entitled hereunder, including all equitable relief as the Court may deem appropriate.

10.2 This Agreement has been prepared jointly and shall not be strictly construed against any party.

ARTICLE XI - ENTIRE AGREEMENT; AMENDMENT
             ---------------------------

11.1 This Agreement supersedes all prior written and oral communications between the parties and sets forth the entire Agreement of the parties with respect to the subject matter contained herein and may not be modified or amended except as expressly stated herein or by a written agreement duly executed by both parties hereto.

ARTICLE XII -  SEVERABILITY
               ------------

12.1 If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

ARTICLE XIII - TERMINATION
               -----------

13.1 If either party defaults on or breaches any material condition of this Agreement, the aggrieved party may serve notice upon the other party of the alleged default or breach. If such default or breach is not remedied within sixty (60) days from the date of such notice, the aggrieved party may at its election terminate this Agreement. Any failure to terminate hereunder shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

                              THE NEW YORK BLOOD CENTER, INC.



                              By:/s/ John W. Adamson, M.D.
                                 ---------------------------

                              Name:  John W. Adamson, M.D.
                                   -------------------------

                              Title:    President
                                   -------------------------

                              Date:  May 22, 1996
                                   -------------------------


                              MELVILLE BIOLOGICS, INC.



                              By:/s/ Thomas R. Ostermueller
                                 ---------------------------
                              Name: Thomas R. Ostermueller

                              Title: President & CEO
                                    ------------------------
                              Date: May 14, 1996
                                    ------------------------

                             EXHIBIT A - FOR 1996



SERVICES:      The Support Services to be provided by MELVILLE personnel fall into four basic categories:

               1. Routine Support, including, but not limited to, answering questions and requests for information, document review, face-to-face licensee visits either in NY or at major meetings

               2.   Workshops for licensees similar to those run previously

               3.   Viral testing to validate S/D process implementation

               4.   Biochemical testing for S/D reagents or residues


PERSONNEL:          Bernard Horowitz, Ph.D.
                    Zygmund Roth, Ph.D.
                    Richard Shulman, Ph.D.
                    Ken Graziano, Ph.D.
                    John Hamman, Ph.D.
                    Joan Pehta, M.D.
                    Arnie Lippin
                    Sing Chin
                    Gary Swan
                    (list is illustrative, not inclusive)


TECHNOLOGIES:       1.   Solvent Detergent Treatment and Know-How
                    2.   S/D-Liquid IVIG Manufacturing and Know-How, including
                         clinical data
                    3.   S/D Plasma Manufacturing and Know-How, including
                         clinical data (for existing NYBC licensees)

DEFINITIONS:        Routine Support will include, but not be limited to,
                    ---------------
                    answering questions and requests for information received either from NYBC or directly from S/D licensees. The Routine
                    Support will also include meeting with either current or future S/D licensees at mutually agreeable times. If visits are required to a licensee's facility MELVILLE will be reimbursed for all out-of-pocket expenses. Routine Support will also include MELVILLE's continued public support of S/D technology at major meetings both domestic and international. MELVILLE will also update and correct technical support literature either in response to questions or as part of the technology transfer process, including the VIREX newsletter. The support and participation of MELVILLE shall be acknowledged in written/published materials. MELVILLE will also notify NYBC in a timely manner of any improvements relating to the covered technologies.

                    Workshops will be essentially as currently conducted and
                    ---------
                    organized by the Office of Patents and Licensing at NYBC. Each workshop is anticipated to require 1.5 days of active participation by MELVILLE personnel and up to an additional
                    0.5 day of preparation time. MELVILLE will allow a portion of the workshop to be held at MELVILLE if, desired by NYBC.

                    Viral Testing will include (but not be limited to) the
                    -------------
                    standard array of model viruses already offered such as VSV, Sindbis and HIV. MELVILLE will also provide a virologist as needed for consultation with licensee or NYBC staff. MELVILLE will interpret and provide written reports of these tests and agree to reformat their report to fit international guidelines; if necessary.

                    Biochemical Testing includes primarily analysis of TNBP,
                    -------------------
                    Tween and Triton residues.

                             EXHIBIT B - For 1996
                             --------------------


FEES:               Routine Support - a monthly fixed fee of $10,000 will be
                    ---------------
                    paid on a quarterly basis upon receipt of an invoice from MELVILLE (example to be attached) which includes a quarterly summary of the services provided and personnel involved.

                    Workshops - a fee of $10,000 will be paid to MELVILLE for
                    ---------
                    each scheduled and completed workshop. MELVILLE will submit an invoice to NYBC after each workshop. It is anticipated that two (2) workshops will be scheduled in the coming year.

                    Viral Testing - a fee of $1,000 per sample per virus for
                    -------------
                    routine enveloped models such as VSV. A fee of $4,000 per sample for HIV tests. The protocol to be followed will be adjusted periodically based on regulatory input. MELVILLE will submit an invoice to NYBC after each completed series of tests, along with a report.

                    Biochemical Tests - a fee to be determined by the parties
                    -----------------
                    per sample per chemical tested. MELVILLE will submit an invoice to NYBC after each completed series of tests, along with a report.


REPORTS: In order to properly track and coordinate S/D licensee support, MELVILLE will provide a quarterly summary report of activity taken by MELVILLE on NYBC's behalf. The summary should include the date of inquiry, identity of licensee and contact person, MELVILLE personnel involved in answering the inquiry, and the action taken/recommended. The report should also list other activities such as licensee visits, national meetings attended where S/D is discussed and number and types of samples tested for licensees.